Exhibit 10.28

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO.1 TO CREDIT AGREEMENT (this “Amendment”), dated as of September 27, 2011, among ALLIANCE HEALTHCARE SERVICES, INC., a Delaware corporation (“Company”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Company, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 1, 2009 (as amended, restated, supplemented or modified to but not including the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to make certain amendments to the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement.

Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended in accordance with this Section 1.

A. The definition of “Applicable Revolving Base Rate Margin” appearing in Section 1.1 of the Credit Agreement is hereby replaced in its entirety with the following definition:

““Applicable Revolving Base Rate Margin” means, with respect to any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change to any such Applicable Revolving Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

Applicable Leverage Ratio	Applicable Revolving Base Rate Margin
greater than 4.25:1.00	4.25%
greater than or equal to 2.75:1.00, but	4.00%
equal to or less than 4.25:1.00 less than 2.75:1.00	3.75%

Notwithstanding the foregoing, on and after the date of the most recent creation of Incremental RL Commitments which gives rise to a determination of a new Applicable Increased Revolving Loan Spread, the Applicable Revolving Base Rate Margin shall be the higher of (I) the Applicable Increased Revolving Loan Spread and (II) the Applicable Revolving Base Rate Margin as otherwise determined above in the absence of this sentence.”

B. The definition of “Applicable Revolving LIBOR Margin” appearing in Section 1.1 of the Credit Agreement is hereby replaced in its entirety with the following definition:

““Applicable Revolving LIBOR Margin” means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Revolving LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

Applicable Leverage Ratio	Applicable Revolving LIBOR Margin

greater than 4.25:1.00	5.25%

greater than or equal to 2.75:1.00, but equal to or less than 4.25:1.00	5.00%

less than 2.75:1.00	4.75%

Notwithstanding the foregoing, on and after the date of the most recent creation of Incremental RL Commitments which gives rise to a determination of a new Applicable Increased Revolving Loan Spread, the Applicable Revolving LIBOR Margin shall be the higher of (I) the Applicable Increased Revolving Loan Spread and (II) the Applicable Revolving LIBOR Margin as otherwise determined above in the absence of this sentence.”

C. The definition of “Applicable Term Loan Base Rate Margin” appearing in Section 1.1 of the Credit Agreement is hereby replaced in its entirety with the following definition:

““Applicable Term Loan Base Rate Margin” means a rate per annum equal to 4.25%.

Notwithstanding the foregoing, (a) in the case of any Incremental Term Loan maintained as a Base Rate Loan of a given Tranche, the Applicable Term Loan Base Rate Margin shall be that percentage per annum set forth in, or calculated in accordance with, Section 2.11 and the relevant Incremental Term Loan Commitment Agreement; and (b) on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Term Loan Base Rate Margins for any Tranche of Term Loans (other than such new Tranche of Incremental Term Loans) shall be the higher of (I) the Applicable Increased Term Loan Spread for such Tranche of Term Loans and (II) the Applicable Term Loan Base Rate Margin for such Tranche of Term Loans as otherwise determined above in the absence of this clause (b).”

D. The definition of “Applicable Term Loan LIBOR Margin” appearing in Section 1.1 of the Credit Agreement is hereby replaced in its entirety with the following definition:

““Applicable Term Loan LIBOR Margin” means a rate per annum equal to 5.25%.

Notwithstanding the foregoing, (a) in the case of any Incremental Term Loan maintained as a LIBOR Loan of a given Tranche, the Applicable Term Loan LIBOR Margin shall be that percentage per annum set forth in, or calculated in accordance with, Section 2.11 and the relevant Incremental Term Loan Commitment Agreement; and (b) on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Term Loan LIBOR Margin for any Tranche of Term Loans (other than such new Tranche of Incremental Term Loans) shall be the higher of (I) the Applicable Increased Term Loan Spread for such Tranche of Term Loans and (II) the Applicable Term Loan LIBOR Margin for such Tranche of Term Loans as otherwise determined above in the absence of this clause (b).”

E. The definition of “Available Amount” shall be deleted in its entirety.

F. The definition of “Available Amount Usage” shall be deleted in its entirety.

G. The definition of “Consolidated Adjusted EBITDA” is hereby amended by:

(a)	deleting clause (ii)(i) thereto;

(b)	replacing the reference therein to “(j)” with “(i)” and the reference therein to “(k)” with “(j)”; and

(c)	adding “4.2B(iii),” after “2.12,” in the proviso thereto.

H. The definition of “Consolidated Leverage Ratio” is hereby replaced in its entirety with the following definition:

““Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Adjusted EBITDA of Company and its Subsidiaries for the four Fiscal Quarter period ending on the last day of the most recently ended Fiscal Quarter; provided that for purposes of any calculation of the Consolidated Leverage Ratio for purposes of Sections 2.11, 2.12, 4.2B(iii), 7.6 and 7.7(h) only, Consolidated Total Debt shall be determined in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.”

I. The definition of “Designated Non-Wholly-Owned Subsidiaries” is hereby replaced in its entirety with the following provision:

““Designated Non-Wholly-Owned Subsidiaries” means Subsidiaries of Company which are (a) not wholly-owned by Company or another wholly-owned Subsidiary of Company and (b) either (i) listed on Schedule 5.1 annexed hereto or (ii) formed or acquired after the Closing Date and designated by Company as a “Designated Non-Wholly-Owned Subsidiary” in a written notice to Administrative Agent, provided that such Investment in Designated Non-Wholly-Owned Subsidiaries is subject to the limitations of Section 7.3(vi) (other than the Investments in U.S. Radiosurgery, LLC and its Subsidiaries set forth on Schedule 7.3 hereto (other than, for the purposes of this provision only, Investments in Rush Radiosurgery, LLC and Illinois Cyberknife, LLC) which Investments shall be subject to the limitations set forth in Section 7.3(iv)). A Subsidiary of Company may cease to be a Designated Non-Wholly-Owned Subsidiary if (i) Company shall have notified Administrative Agent in writing that such Subsidiary shall no longer constitute a Designated Non-Wholly-Owned Subsidiary and (ii) the provisions of Section 6.7 shall have been complied with in respect of such Subsidiary.”

J. Section 2.4A(i) of the Credit Agreement is hereby replaced in its entirety with the following provision:

“A. Scheduled Payments of Term Loans.

(i) Scheduled Payments of Initial Term Loans. In addition to any other mandatory repayments pursuant to this Section 2.4, on each date set forth below (each, a “Scheduled Initial Term Loan Repayment Date”), Company shall be required to repay the principal amount of Initial Term Loans, to the extent then outstanding, until the Initial Term Loans are paid in full, as set forth opposite each such date below (each such repayment, a “Scheduled Initial Term Loan Repayment”):

Scheduled Initial Term Loan Repayment Date	Scheduled Initial Term Loan Repayment

December, 15, 2011	$3,000,000
March 15, 2012	$3,000,000
June 15, 2012	$3,000,000
September, 15 2012	$3,000,000
December, 15, 2012	$3,000,000
March 15, 2013	$3,000,000
June 15, 2013	$3,000,000
September, 15 2013	$3,000,000
December, 15, 2013	$3,000,000
March 15, 2014	$3,000,000
June 15, 2014	$3,000,000

Scheduled Initial Term Loan Repayment Date	Scheduled Initial Term Loan Repayment

September, 15 2014	$3,000,000
December, 15, 2014	$3,000,000
March 15, 2015	$3,000,000
June 15, 2015	$3,000,000
September, 15 2015	$3,000,000
December, 15, 2015	$3,000,000
March 15, 2016	$3,000,000
Initial Term Loan Maturity Date	$397,950,000

; provided that the Scheduled Initial Term Loan Repayments set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans in accordance with Section 2.4B(iv) and provided, further, that the Initial Term Loans and all other amounts owed hereunder with respect to the Initial Term Loans shall be paid in full on the Initial Term Loan Maturity Date, and the final installment payable by Company in respect of the Initial Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Initial Term Loans.”

K. Section 2.4B(iii)(c)(I) of the Credit Agreement shall be amended by replacing the reference therein to “50%” with “75%”.

L. Section 4.2B(ii) of the Credit Agreement is hereby amended by deleting the period at the end of such subsection and inserting in lieu thereof “; and”.

M. Section 4.2B of the Credit Agreement is hereby further amended by inserting the following new subsection (iii) therein immediately following subsection (ii):

“(iii) As of the Funding Date, Company will be in compliance with Section 7.6B as of the last day of the most recently ended Fiscal Quarter (determined on a Pro Forma Basis as if the Loan being requested and all other loans incurred after the last day of such Fiscal Quarter were outstanding on the last day of such Fiscal Quarter and giving effect to any Acquisition made concurrently with the Funding Date and all other Acquisitions made after the last day of such Fiscal Quarter).”

N. Section 6.1 (iii) of the Credit Agreement shall be amended by:

(a)	inserting “and” immediately prior to clause (d) thereof; and

(b)	deleting clause (e) thereof.

O. Section 7.3(vi) of the Credit Agreement is hereby replaced in its entirety with the following provision:

“(vi) Company and its Subsidiaries may make and own Investments (collectively, “Unrestricted Investments”) in addition to those permitted under clauses (i) through (v) above, including Investments in Unrestricted Subsidiaries and in non-wholly-owned Subsidiaries which do not become Loan Parties hereunder, in an aggregate amount not to exceed at any time $15,000,000 for all such Unrestricted Investments; and”

P. Section 7.5 of the Credit Agreement is hereby amended by:

(a)	adding “and” at the end of clause (c) thereof;

(b)	deleting “and” from the end of clause (d) thereof; and

(c)	deleting clause (e) in its entirety.

Q. Section 7.6A of the Credit Agreement is hereby replaced in its entirety with the following provision:

“A. Minimum Interest Coverage Ratio. Company shall not permit the Minimum Interest Coverage Ratio for the four-Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio indicated.

Year	Fiscal Quarter	Minimum Interest Coverage Ratio
2011	Third	2.25:1.00
	Fourth	2.25:1.00

2012	First	2.25:1.00
	Second	2.25:1.00
	Third	2.25:1.00
	Fourth	2.25:1.00

2013	First	2.50:1.00
	Second	2.50:1.00
	Third	2.50:1.00
	Fourth	2.50:1.00

2014	First	2.50:1.00
	Second	2.50:1.00
	Third	2.50:1.00
	Fourth	2.50:1.00

2015	First	2.75:1.00
	Second	2.75:1.00
	Third	2.75:1.00
	Fourth	2.75:1.00

Thereafter		2.75:1.00”

R. Section 7.6B of the Credit Agreement is hereby replaced in its entirety with the following provision:

“B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of any date within the period ending on the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated.

Year	Fiscal Quarter	Maximum Leverage Ratio	Consolidated
2011	Third	5.25:1.00
	Fourth	5.25:1.00

2012	First	5.25:1.00
	Second	5.25:1.00
	Third	5.00:1.00
	Fourth	5.00:1.00

2013	First	5.00:1.00
	Second	5.00:1.00
	Third	4.00:1.00
	Fourth	4.00:1.00
Thereafter		4.00:1.00”

S. Section 7.8A of the Credit Agreement is hereby replaced in its entirety with the following provision:

“A. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year in excess of (i) the amount set forth opposite such Fiscal Year below plus (ii) commencing in 2011, the Carryover Amount in effect for such Fiscal Year, provided that the maximum amount of Carryover Amount permitted to be used in any Fiscal Year shall be $15,000,000.

Fiscal Year	Maximum Expenditures	Consolidated	Capital

2010	$90,000,000
2011	$70,000,000
Thereafter	$70,000,000

For purposes of this Section 7.8, “Carryover Amount” means, in respect of any Fiscal Year, (i) the amount set forth above for the immediately preceding Fiscal Year (or, commencing in Fiscal Year 2012, the sum of the amounts set forth above for the two immediately preceding Fiscal Years) minus (ii) the aggregate amount of Consolidated Capital Expenditures made pursuant to this Section 7.8A in such immediately preceding Fiscal Year (or, commencing in Fiscal Year 2012, the aggregate amount of Consolidated Capital Expenditures made pursuant to this Section 7.8A in the two immediately preceding Fiscal Years).”

T. Section 7.8B of the Credit Agreement shall be deleted in its entirety.

U. The Credit Agreement is hereby further amended by replacing Schedule 7.3 with the form of Schedule 7.3 attached hereto.

SECTION 2. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) each Loan Party, the Administrative Agent, and the Requisite Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

(ii) the aggregate Revolving Loan Commitments shall have been reduced by Company pursuant to Section 2.4B(ii) of the Credit Agreement to an amount no greater than $70,000,000;

(iii) the Company shall have made a prepayment of the Term Loans pursuant to Section 2.4B(i) of the Credit Agreement in an amount at least equal to $25,000,000;

(iv) Company shall have paid to the Administrative Agent (x) for distribution to each Lender which executes and delivers a counterpart of this Amendment by 5:00 p.m. (EDT) on September 27, 2011, an amendment fee equal to 0.75% of the sum of such Lender’s Revolving Loan Exposure plus such Lender’s Term Loan Exposure, in each case, as of the Amendment Effective Date (prior to giving effect to (x) the reduction of the Revolving Loan Commitments referred to in clause (ii) above and (y) the prepayment of the Term Loans referred to in clause (iii) above) (it being understood that no fee shall be payable pursuant to this clause (iv)(x) unless the Amendment Effective Date shall occur concurrently with the payment of such fee) and (y) for the account of the Administrative Agent all reasonable fees, expenses and other amounts payable to the Administrative Agent in connection with this Amendment (including, without limitation, all reasonable legal fees and expenses of White & Case LLP, counsel to the Administrative Agent to the extent an invoice has been provided to Company prior to the Amendment Effective Date); and

(v) the Company shall have designated Austin HealthCare Equipment Company, LLC, Oklahoma Cyberknife, LLC and Cyberknife Center of Philadephia, LLC as Designated Non-Wholly-Owned Subsidiaries pursuant to the terms of the definition thereof set forth in the Credit Agreement (as hereby amended).

SECTION 3. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, Company hereby represents and warrants that (a) all of the representations and warranties set forth in Section 5 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects both immediately before and immediately after the Amendment Effective Date, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and as if each reference in any such representation or warranty to “this Agreement” or “the Credit Agreement” included reference to this Amendment, (b) after giving effect to this Amendment, no Potential Event of Default or Event of Default shall have occurred and be continuing, and (c) the execution, delivery and performance by Company of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.

SECTION 4. Waiver of Defenses: and Release.

This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, amendment, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Potential Event of Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein, or (iii) as an agreement by the Lenders to make any Loans or otherwise to extend additional credit at any time other than as expressly provided in and in accordance with the terms of the Credit Agreement, as amended by this Amendment. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 5. References. From and after the Amendment Effective Date, all references to the “Credit Agreement”, “thereunder”, “thereof or words of like import in the Credit Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith (as they relate to the Credit Agreement) shall mean and be a reference to the Credit Agreement as modified hereby and as may in the future be amended, restated, supplemented or modified from time to time.

SECTION 6. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

SECTION 7. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 8. Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart.

SECTION 11. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the Lenders party hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Lender and as Administrative Agent

By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President

Advanced Imaging Services, LLC
Ahoskie Imaging, L.L.C.
Alliance Imaging Centers, Inc.
Alliance Imaging Financial Services, Inc.
Alliance Imaging Management, Inc.
Alliance Imaging NC, Inc.
Alliance Imaging of Michigan, Inc.
Alliance Imaging of Ohio, Inc.
Alliance Oncology, LLC
Alliance Radiosurgery, LLC
Diagnostic Health Center of Anchorage, LLC
Long Beach PET Imaging Center LLC
Medical Outsourcing Services, LLC
MSA Management, LLC
RAMIC Des Moines, LLC
RAS-Alliance Imaging, LLC
Radiation Services of North Carolina, LLC
Radiology 24/7, LLC
REA Management, LLC
Shared P.E.T. Imaging, LLC
Shared P.E.T. Imaging of Florida, LLC
West Coast PETCT, LLC

By:	/s/ Howard K. Aihara
Name:	Howard K. Aihara
Title:	Chief Financial Officer

CuraCare, Inc.
MDI Finance & Leasing, Inc.
Medical Diagnostics, Inc.
Meritus PLS, Inc.
Mid-American Imaging Inc.
NEHE/WSIC II, LLC
New England Health Enterprises, Inc.
New England Imaging Management, LLC
New England Molecular Imaging LLC
Pet Scans of America Corp.
SMT Health Services Inc.
Three Rivers Holding Corp.
Western Massachusetts Magnetic Resonance Services, Inc.

	By:	/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Treasurer

Alliance Medical Imaging Solutions, LLC

By:	Alliance HealthCare Services, Inc.,
a Delaware corporation
Its:	Sole Member

	By:	/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Chief Financial Officer

NEHE-MRI, LLC

By:	New England Health Enterprises, Inc.,
a Massachusetts corporation
Its:	Sole Member and Manager

	By:	/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Treasurer

New England Health Imaging-Houlton, LLC

By:	NEHE-MRI, LLC,
a Maine limited liability company
Its:	Sole Member

	By:	New England Health Enterprises, Inc.,
a Massachusetts corporation
	Its:	Sole Manager

	By:	/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Treasurer

New England Health Enterprises Business Trust

	By:	/s/ Paul Viviano
		Name:	Paul Viviano
		Title:	Trustee

SCHEDULE 7.3

Certain Existing Investments

Entity	Investment	% Interest
Medical Consultants Imaging Co.	Alliance-HNI, LLC	50%
Alliance HealthCare Services, Inc.	Del Amo PET Imaging Center, LLC	33.33%
Alliance Oncology, LLC	Santa Clarita Valley Cancer Center, LLC	50%
NEHE-MRI, LLC	Aroostook MRI, LLC	50%
Alliance HealthCare Services, Inc.	Mobile Interim Solutions, LLC	50%
Shared P.E.T. Imaging, LLC	QPI, LLC	50%
Shared P.E.T. Imaging, LLC; Shared P.E.T. Imaging of Florida, LLC	Quantum PET, L.P.	50%
Alliance – HNI LLC	Diagnostics Imaging Associates-April, L.L.C.	(28.56%)
Alliance Imaging of Michigan, Inc.; Medical Consultants Imaging Co.	Blue Grass HealthCare Services	(50%)
Alliance Imaging of Michigan, Inc.; Medical Consultants Imaging Co.	Midwest Mobile PET Services, Ltd.	(50%)
Alliance Imaging of Michigan, Inc.; Medical Consultants Imaging Co.	Radio Pharmaceutical Express Services	(33%)
Alliance Imaging NC, Inc.	Mobile ESWL I	(40% GP)
Alliance Imaging NC, Inc.	MEDPIC Laboratories Ltd.	($25,000 partnership interest)
Dimensions Medical Group, Inc.	RIA, LLC	(50%)
Medical Diagnostics, Inc.	Massachusetts Mobile Imaging Venture	(49% GP)
Investment in U.S. Radiosurgery, LLC and its subsidiaries, as described below:
Alliance Oncology, LLC	NeoSpine Blocker Corp.	100%
Alliance Oncology, LLC; NeoSpine Blocker Corp.	USR Holdings, LLC	100%
Alliance Oncology, LLC	USR Management, Inc.	100%
USR Holdings, LLC	NeoSpine Radiosurgery, LLC	100%
NeoSpine Radiosurgery, LLC	U.S. Radiosurgery, LLC	100%
U.S. Radiosurgery, LLC	BNA-CK Holdings, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Austin, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Boulder, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Chicago, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Chicago-Rush, LLC	100%

Entity	Investment	% Interest
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Columbus, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Denver, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Illinois, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Philadelphia, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Reno, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of San Diego, LLC	100%
U.S. Radiosurgery, LLC	U.S. Radiosurgery of Tulsa, LLC	100%
U.S. Radiosurgery of Austin, LLC	Austin HealthCare Equipment Company, LLC	100%
U.S. Radiosurgery of Tulsa, LLC	Oklahoma Cyberknife, LLC	52%
U.S. Radiosurgery of Philadelphia, LLC	Cyberknife Center of Philadelphia, LLC	43.48%
U.S. Radiosurgery of Austin, LLC	Austin Cyberknife, LLC	15%
BNA-CK Holdings, LLC	CK Leasing, LLC	76.48%
U.S. Radiosurgery of Columbus, LLC	Columbus Cyberknife, LLC	50%
U.S. Radiosurgery of Boulder, LLC	Boulder Cancer Care, LLC	51%
U.S. Radiosurgery of Chicago, LLC	Cyberknife Center of Chicago, LLC	40%
U.S. Radiosurgery of San Diego, LLC	San Diego Radiosurgery, LLC	51%
U.S. Radiosurgery of Reno, LLC	Reno Cyberknife, LLC	40%
U.S. Radiosurgery of Chicago-Rush, LLC	Rush Radiosurgery, LLC	51%
U.S. Radiosurgery of Illinois, LLC	Illinois Cyberknife, LLC	40%